EXHIBIT 10.30

FIFTH AMENDMENT TO LOAN AND SECURITY AGREEMENT AND WAIVER

THIS FIFTH AMENDMENT TO LOAN AND SECURITY AGREEMENT AND WAIVER (this “Amendment”) is made and entered into this 3rd day of March, 2011, by and between TRANSCEND SERVICES, INC., a Delaware corporation (“Transcend”), and successor-by-merger to MEDICAL DICTATION SERVICES, INC., a Maryland corporation (“Medical”; hereinafter referred to as “Borrower”), with its chief executive office and principal place of business at One Glenlake Parkway, Suite 1400, Atlanta, Georgia 30328; and REGIONS BANK, an Alabama bank (hereinafter referred to as “Lender”) with an office at One Glenlake Parkway, Suite 400, Atlanta, Georgia 30328.

Recitals:

Lender and Borrower are parties to a certain Loan and Security Agreement dated August 31, 2009 (as at any time amended, restated, supplemented or otherwise modified, the “Loan Agreement”) pursuant to which Lender has made certain revolving credit and term loans (collectively, the “Loans”) to Borrower.

Borrower has advised Lender that, on December 31, 2010, Transcend and Medical entered into a plan of merger, pursuant to which Medical merged with and into Transcend, with Transcend as the surviving legal entity of such merger.

In addition, an Event of Default under (and as defined in) the Loan Agreement has occurred, and Borrower has requested a waiver of such Event of Default.

The parties desire to amend and extend the Loan Agreement as hereinafter set forth.

NOW, THEREFORE, for TEN DOLLARS ($10.00) in hand paid and other good and valuable consideration, the receipt and sufficiency of which are hereby severally acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:

i) Definitions. All capitalized terms used in this Amendment, unless otherwise defined herein, shall have the meaning ascribed to such terms in the Loan Agreement.

ii) Amendments to Loan Agreement. The Loan Agreement is hereby amended as follows:

(a) By deleting Sections 6.6(b) and (c) in their entirety and by substituting in lieu thereof the following, respectively:

(b) Interim Statements. Within 45 days after the end of each Fiscal Quarter (other than any Fiscal Quarter ending on the same date as a Fiscal Year), (i) a consolidated balance sheet of Borrower and its Subsidiaries at the end of that period and a consolidated income statement and statement of cash flows for such period (and for the portion of the Fiscal Year ending with such period), together with all supporting schedules, setting forth in comparative form the figures for the same period of the preceding Fiscal Year and (ii) a report reconciling (A) Borrower’s Accounts as set forth in the Accounts Receivable Report attached to the Borrowing Base Certificate to (B) the Borrower’s aggregate Accounts set forth in the financial statements delivered to Lender pursuant hereto (which shall be based upon Borrower’s general ledger). The foregoing statements and reports shall be certified by Borrower’s chief financial officer as true and correct and fairly representing the financial condition of Borrower and its Subsidiaries and that such statements are prepared in accordance with GAAP, except without footnotes and subject to normal year-end audit adjustments.

(c) Annual Statements. Within 75 days after the end of each Fiscal Year, a detailed audited financial report of Borrower and its Subsidiaries containing a consolidated balance sheet at the end of such period and a consolidated income statement and statement of cash flows for such period, setting forth in comparative form the figures for the preceding Fiscal Year, together with all supporting schedules and footnotes, and containing an unqualified audit opinion of independent certified public accountants acceptable to Lender that the financial statements were prepared in accordance with GAAP.

(b) By deleting Section 6.13 in its entirety and by substituting in lieu thereof the following:

6.13. Primary Banking Relationship. Shall maintain its primary U.S. Deposit Accounts and cash management Deposit Accounts with Lender.

(c) By deleting Section 7.15 in its entirety and by substituting in lieu thereof the following:

7.15. Deposit Accounts. Shall not open or maintain any Deposit Accounts which are in conflict with Section 6.13. All Deposit Accounts maintained with Lender shall be deemed to be under Lender’s Control.

(d) By deleting the reference to “$600,000” in clause (d) of Section 8.2 and by substituting in lieu thereof a reference to “$2,000,000”.

iii) Limited Waiver of Default. An Event of Default has occurred and currently exists under the Loan Agreement as a result of Borrower’s breach of Section 8.2(d) of the Loan Agreement (the “Designated Default”). The Designated Default exists because of Borrower’s incurring of aggregate lease and rental payments in excess of $600,000 for the 12-month period ending December 31, 2010. Borrower represents and warrants that the Designated Default is the only Default or Event of Default that exists under the Loan Agreement and the other Loan Documents as of the date hereof. Subject to the satisfaction of the conditions precedent set forth in Section 9 hereof, Lender hereby waives the Designated Default in existence on the date hereof. In no event shall such waiver be deemed to constitute a waiver of (a) any Default or Event of Default other than the Designated Default in existence on the date of this Amendment or (b) Borrower’s obligation to comply with all of the terms and conditions of the Loan Agreement and the other Loan Documents from and after the date hereof. Notwithstanding any prior, temporary mutual disregard of the terms of any contracts between the parties, Borrower hereby agrees that it shall be required strictly to comply with all of the terms of the Loan Documents on and after the date hereof.

iv) Ratification and Reaffirmation. Borrower hereby ratifies and reaffirms the Obligations, each of the Loan Documents and all of Borrower’s covenants, duties, indebtedness and liabilities under the Loan Documents.

v) Acknowledgments and Stipulations. Borrower acknowledges and stipulates that the Loan Agreement and the other Loan Documents executed by Borrower are legal, valid and binding obligations of Borrower that are enforceable against Borrower in accordance with the terms thereof; all of the Obligations are owing and payable without defense, offset or counterclaim (and to the extent there exists any such defense, offset or counterclaim on the date hereof, the same is hereby waived by Borrower); the security interests and liens granted by Borrower in favor of Lender are duly perfected, first priority security interests and liens; and (i) the unpaid principal amount of the Revolving Loans on and as of March 3, 2011, totaled $$0.00 and (ii) the unpaid principal amount of the Term Loan on and as of March 3, 2011, totaled $66,666.70.

vi) Representations and Warranties. Borrower represents and warrants to Lender, to induce Lender to enter into this Amendment, that no Default or Event of Default exists on the date hereof other than the Designated Default; the execution, delivery and performance of this Amendment have been duly authorized by all requisite corporate action on the part of Borrower and this Amendment has been duly executed and delivered by Borrower; and all of the representations and warranties made by Borrower in the Loan Agreement are true and correct on and as of the date hereof.

vii) Reference to Loan Agreement. Upon the effectiveness of this Amendment, each reference in the Loan Agreement to “this Agreement,” “hereunder,” or words of like import shall mean and be a reference to the Loan Agreement, as amended by this Amendment.

viii) Breach of Amendment. This Amendment shall be part of the Loan Agreement and a breach of any representation, warranty or covenant herein shall constitute an Event of Default.

ix) Condition Precedent. The effectiveness of the amendments contained in Section 2 hereof and the limited waiver pursuant to Section 3 hereof are subject to Lender’s receipt of a copy of this Amendment duly executed by Borrower, in form and substance satisfactory to Lender, unless satisfaction thereof is specifically waived in writing by Lender.

x) Expenses of Lender. Borrower agrees to pay, on demand, all costs and expenses incurred by Lender in connection with the preparation, negotiation and execution of this Amendment and any other Loan Documents executed pursuant hereto and any and all amendments, modifications, and supplements thereto, including, without limitation, the costs and fees of Lender’s legal counsel and any taxes or expenses associated with or incurred in connection with any instrument or agreement referred to herein or contemplated hereby.

xi) Effectiveness; Governing Law. This Amendment shall be effective upon acceptance by Lender in Atlanta, Georgia (notice of which acceptance is hereby waived), whereupon the same shall be governed by and construed in accordance with the internal laws of the state of Georgia.

xii) Successors and Assigns. This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

xiii) No Novation, etc. Except as otherwise expressly provided in this Amendment, nothing herein shall be deemed to amend or modify any provision of the Loan Agreement or any of the other Loan Documents, each of which shall remain in full force and effect. This Amendment is not intended to be, nor shall it be construed to create, a novation or accord and satisfaction, and the Loan Agreement as herein modified shall continue in full force and effect.

xiv) Counterparts; Telecopied Signatures. This Amendment may be executed in any number of counterparts and by different parties to this Amendment on separate counterparts, each of which, when so executed, shall be deemed an original, but all such counterparts shall constitute one and the same agreement. Any manually executed signature page to this Amendment delivered by a party by facsimile or other electronic transmission shall be deemed to be an original signature hereto.

xv) Further Assurances. Borrower agrees to take such further actions as Lender shall reasonably request from time to time in connection herewith to evidence or give effect to the amendments set forth herein or any of the transactions contemplated hereby.

xvi) Section Titles. Section titles and references used in this Amendment shall be without substantive meaning or content of any kind whatsoever and are not a part of the agreements among the parties hereto.

xvii) Waiver of Jury Trial. To the fullest extent permitted by applicable law, the parties hereto each hereby waives the right to trial by jury in any action, suit, counterclaim or proceeding arising out of or related to this Amendment.

[Remainder of page intentionally left blank; signatures begin on following page.]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed under seal in Atlanta, Georgia, and delivered by their respective duly authorized officers on the date first written above.

ATTEST:	TRANSCEND SERVICES, INC.

(successor-by-merger to Medical Dictation Services, Inc.)

(“Transcend”)

/s/ Lance Cornell	By: /s/ Lance Cornell

Secretary	Name: Lance Cornell

[CORPORATE SEAL]	Title: CFO

REGIONS BANK

(“Lender”)

By: /s/ Jack Morris

Name: Jack Morris

Title: SVP

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